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                                                                                               Exhibit 21

                            THERMEDICS DETECTION INC.

                         Subsidiaries of the Registrant

      At February 28, 1999, the Registrant owned the following companies:
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                                                                                               Exhibit 21

                            THERMEDICS DETECTION INC.

                         Subsidiaries of the Registrant

      At February 28, 1999, the Registrant owned the following companies:

                                                                        STATE OR            REGISTRANT'S
                                                                    JURISDICTION OF     PERCENT OF OWNERSHIP
                              NAME                                   INCORPORATION
-------------------------------------------------------------------------------------------------------------

Detection Securities Corporation                                     Massachusetts              100
Orion Research, Inc.                                                 Massachusetts              100
  Advanced Sensor Technology                                         Massachusetts              100
  Orion Research Limited                                             United Kingdom             100
  Orion Research Puerto Rico, Inc.                                      Delaware                100
  Russell pH Limited                                                    Scotland                100
Rutter & Co.                                                          Netherlands               100
  Rutter Instrumentation S.A.R.L.                                        France                   90
  Systech B.V.                                                        Netherlands                 50
ThermedeTec Corporation                                                 Delaware                100
  Thermedics Detection de Argentina S.A.                               Argentina                100
  (1% of which shares are owned directly by Thermedics
  Detection Inc.)
  Thermedics Detection de Mexico, S.A. de C.V.                           Mexico                 100
  Thermedics Detection GmbH                                             Germany                 100
  Thermedics Detection Limited                                       United Kingdom             100
  Thermedics Detection Scandinavia AS                                    Norway                 100



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